Exhibit 3.23

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 10:00 AM 07/12/1995

950155101 - 2523577

CERTIFICATE OF

LIMITED PARTNERSHIP

OF

JEWELL COKE COMPANY, L.P.

This Certificate of Limited Partnership of Jewell Coke Company, L.P. (the “Partnership”) is being duly executed and filed by Jewell Coke Company, a Delaware corporation, as general partner, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del C. § 17-101 et seq.).

1. Name. The name of the limited partnership formed hereby is Jewell Coke Company, L.P.

2. Registered Office. The address of the registered office of the Partnership in the State of Delaware is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

County of New Castle

3. Registered Agent. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

County of New Castle

4. General Partner. The name and the business address of the sole general partner of the Partnership are:

Jewell Coke Company

Three Christina Centre

201 North Walnut Street, Suite 1300

Wilmington, Delaware 19801-3979

5. Effective Date. This Certificate of Limited Partnership shall become effective at 10:00 AM. on July 14, 1995.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the 7th day of July, 1995.

JEWELL COKE COMPANY

By	/s/ Barry H. Rosenberg
Barry H. Rosenberg
Vice President

State of Delaware

Secretary of State

Division of Corporations

Delivered 01:26 PM 07/16/2009

FILED 01:21 PM 07/16/2009

SRV 090703591 - 2523577 FILE

STATE OF DELAWARE

AMENDMENT TO THE CERTIFICATE OF

LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is Jewell Coke Company, L.P.

SECOND: Article 4 of the Certificate of Limited Partnership shall be amended as follows:

General Partner. The name and the address of the sole general partner of the Partnership is: Sunoco, Inc. (R&M); 1735 Market Street, Ste LL, Philadelphia, PA 19103. For record keeping purposes this entity became the General Partner on December 29, 2006

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 16th day of July, A.D. 2009.

Sunoco, Inc. (R&M)

By:	/s/ Joy N Widgeon
General Partner(s)
Joy N Widgeon, Assistant
Secretary

Name:
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State of Delaware Secretary of State Division of Corporations Delivered 09:40 AM 07/31/2009 FILED 09:34 AM 07/31/2009 SRV 090743138 - 2523577 FILE

State of Delaware

Certificate of Correction

of a Limited Partnership to be

filed pursuant to Section 17-213(a)

1.	The name of the Limited Partnership is: Jewell Coke Company, L.P.

                                                                                                                                                                                        .

2.	That a Certificate of Amendment was filed by the Secretary of State of Delaware on July 16, 2009, and that said Certificate requires correction as permitted by Section 17-213 of the Limited Partnership Act.

3.	The inaccuracy or defect of said Certificate to be corrected is as follows:

Article 4 of the Certificate of Limited Partnership shall be amended as follows:

General Partner. The name and the address of the sole general partner of the Partnership is: Sunoco, Inc. (R&M); 1735 Market Street, Ste. LL, Philadelphia, PA 19103. For record keeping purposes this entity became the General Partner on December 29, 2006.

4.	The Certificate is hereby corrected to read as follows:

Article 4 of the Certificate of Limited Partnership shall be amended as follows:

General Partner. The name and the business address of the sole general partner of the Partnership remains: Jewell Coke Acquisition Company (successor to Jewell Coke Company); Parkside Plaza, 11400 Parkside Drive, 5th Floor, Knoxville, TN 37934.

By:	Jewell Coke Acquisition Company
General Partner(s)
/s/ Rosemary M. Haselroth
Name:	Rosemary M. Haselroth, Asst Secretary
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